                   As filed with the Securities and Exchange
                          Commission on July 16, 2002

                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                        Form S-3 Registration Statement
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                     AIG SunAmerica Life Assurance Company
 (doing business as ANCHOR NATIONAL LIFE INSURANCE COMPANY) ("Anchor National")
             (Exact name of registrant as specified in its charter)

     California                         6311                    86-0198983
   (State or other               (Primary Standard           (I.R.S. Employer
   jurisdiction of            Industrial Classification   Identification Number)
incorporation or Number)            organization)


                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                           Christine A. Nixon, Esquire
                                Anchor National
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                                  -------------

--------------------------------------------------------------------------------
                                        Proposed       Proposed
     Title of Each       Amount to      Maximum        Maximum        Amount of
  Plan of Securities        be       Offering Price    Aggregate    Registration
   to be Registered     Registered      per Unit         Price          Fee(1)
--------------------------------------------------------------------------------

Fixed
Annuity Contract        $80,000,000         *              *           $20,000
--------------------------------------------------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

-------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Of the 50,000,000 units of interest under Fixed Annuity Contracts registered under Registration Statement No. 333-08877, as of June 30, 2002 $9,743,709 or the amount remaining upon the effective date of the filing, for which a filing fee was previously paid, are being carried forward pursuant to Rule 429.

*   N/A

Registrant is filing this Form S-3 Registration Statement to register additional shares of securities and to make certain additional non-material changes to the Registration Statement. Pursuant to oral permission to do so provided by Mr. William Kotapish to Anchor National and confirmed on April 26, 2001, this Registration Statement contains multiple prospectuses with the substantially similar MVA feature. The Registrant does not intend for this Form S-3 to delete from the Registration Statement, any document included in the Registration Statement but not filed herein, including any currently effective Prospectus or supplement thereto.

                                     Seasons

                                     [LOGO]

                               SEASONS PROSPECTUS

                                 APRIL 30, 2002

Incorporated by Reference to Post-Effective Amendment No. 12 under The Securities Act of 1933 to Registration Statement File No. 333-08877 filed on July 19, 2001 and supplemented on April 30, 2002 pursuant to Rule 424(b)(3).




                               Seasons Select II

                                     [LOGO]

                          SEASONS SELECT II PROSPECTUS

                                 OCTOBER 1, 2001

Incorporated by Reference to Post-Effective Amendment No. 13 under The Securities Act of 1933 to Registration Statement File No. 333-08877 filed on September 14, 2001 and supplemented on October 1, 2001 pursuant to Rule 424(b)(3).

                                     Part II
                                     -------
                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee .......................................      $  20,000
Printing and engraving .....................................         50,000
Legal fees and expenses ....................................         10,000
Rating agency fees .........................................          7,500
Miscellaneous ..............................................         10,000
                                                                  ---------
   Total ...................................................      $  97,500
                                                                  =========

Item 15. Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16. Exhibits and Financial Statements Schedules.


Exhibit No.                   Description
-----------                   -----------
 (1)  Form of Underwriting Agreement ***
 (2)  Plan of Acquisition, Reorganization, Arrangement, Liquidation or
      Succession **
 (3)  (a) Amended and Restated Articles of Incorporation+++++
      (b) Amended and Restated By-Laws+++++
 (4)  (a) Individual Fixed and Variable Annuity Contract+++
      (b) Individual Retirement Annuity Endorsement+++
      (c) Purchase Payment Accumulation Optional Death Benefit Endorsement+++
      (d) Maximum Anniversary Value Optional Death Benefit Endorsement+++
      (e) Spousal Continuation Death Benefit Endorsement+++
      (f) Optional Income Benefit Endorsement+++
      (g) Death Benefit Endorsement+++
      (h) Deferred Annuity Application+++
 (5)      Opinion of Counsel re:  Legality *
          (including on Exhibit (23)(b))
 (6)      Opinion re Discount on Capital Shares **
 (7)      Opinion re Liquidation Preference **
 (8)      Opinion re Tax Matters **
 (9)      Voting Trust Agreement **
 (10)     Material Contracts **
 (11)     Statement re Computation of Per Share Earnings **
 (12)     Statement re Computation of Ratios **
 (14)     Material Foreign Patents **
 (15)     Letter re Unaudited Financial Information **
 (16)     Letter re Change in Certifying Accountant **
 (23)     (a) Consent of Independent Accountants *
          (b) Consent of Attorney **
 (24) Powers of Attorney *
 (25) Statement of Eligibility of Trustee **
 (26) Invitation for Competitive Bids **
 (27) Financial Data Schedule +

 (28) Information Reports Furnished to State Insurance Regulatory Authority **
 (29) Other Exhibits **

*       Herewith

**      Not Applicable

*** Incorporated by Reference to Pre-Effective Amendment No. 1 of this Registration Statement on Form S-1 filed on March 11, 1997.

**** Incorporated by Reference to Post Effective Amendment No. 11 of this Registration Statement filed on Form S-3 on April 9, 2001.

+ Incorporated by Reference to Pre-Effective Amendment No. 2 to Registration Statement No. 333-08877 on Form S-1, filed on February 1, 1999.

++ Incorporated by Reference to the Post-Effective Amendment No. 8 of this Registration Statement filed on Form S-3 on July 19, 2000.

+++ Incorporated by Reference to Post-Effective Amendment No. 9 of this Registration Statement filed in Form S-3 on September 25, 2000.

++++ Incorporated by Reference to Post Effective Amendment No. 10 of this Registration Statement filed on Form S-3 on December 19, 2000.

+++++ Incorporated by Reference to Post-Effective Amendment 16 of this Registration Statement filed on Form S-3 on April 12, 2002.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 16th day of July, 2002.

                            By: ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            By:  /s/ JAY S. WINTROB
                                --------------------------------------
                                 Jay  S. Wintrob
                                 Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                               TITLE                           DATE
   ---------                               -----                           ----
/s/ JAY S. WINTROB             Director, Chief Executive Officer       July 16, 2002
-------------------            (Principal Executive Officer)
Jay S. Wintrob


/s/ JANA W. GREER              Director & President                    July 16, 2002
-------------------
Jana W. Greer


/s/ N. SCOTT GILLIS            Director & Senior Vice President        July 16, 2002
-------------------            (Principal Financial Officer)
N. Scott Gillis


/s/ JAMES R. BELARDI           Director & Senior Vice President        July 16, 2002
--------------------
James R. Belardi


/s/ MAURICE S. HEBERT          Controller & Vice President
---------------------          (Principal Accounting Officer)          July 16, 2002
Maurice S. Hebert


/s/ MARC H. GAMSIN             Director & Senior Vice President        July 16, 2002
-------------------
Marc H. Gamsin


Dated:

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    ----------------------------------------------------------------
5.             Opinion of Counsel re Legality of Securities

 (23a)         Consent of Independent Accountants

 (24)          Power of Attorney
